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EXHIBIT 9(f)(i)


  FORM OF SHAREHOLDER SERVICING AGREEMENT RELATING TO CLASS A SHARES OF HARRIS
      INSIGHT EQUITY FUND AND HARRIS INSIGHT SHORT/INTERMEDIATE BOND FUND

                         SHAREHOLDER SERVICING AGREEMENT


         AGREEMENT, dated as of _____________, by and between _____________________ and _____________________, as a shareholder servicing agent hereunder (the "Agent"), relating to transactions in shares of capital stock or beneficial interest (the "Shares"), of any of the investment portfolios (the "Funds") offered by HT Insight Funds, Inc. and Harris Insight Funds Trust (collectively referred to as the "Company").

         _____________________ and the Agent hereby agree as follows:

         1. Appointment. The Agent hereby agrees to perform certain services for its customers (the "Customers") as hereinafter set forth. The Agent's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, _____________________ may enter into other shareholder servicing agreements, in writing, with other institutions.

         2. Services to be Performed. The Agent, as agent for its Customers, shall be responsible for performing shareholder administrative support services, which will include one or more of the following: (i) establishing and maintaining shareholder accounts and records; (ii) processing purchase and redemption transactions; (iii) providing periodic statements showing a customer's account balance and integrating such statements with those of other transactions and balances in the customer's other accounts serviced by the Agent; (iv) arranging for bank wires; (v) responding to Customer inquiries relating to the Fund; (vi) performing subaccounting with respect to Fund shares beneficially owned by the customer; (vii) investing customer cash account balances automatically in Fund shares; (viii) assisting Customers in changing dividend options, account designations and addresses; and (ix) such other services if requested by the _____________________ to the extent the Agent is permitted by applicable statute, rule or regulation.

         The Agent shall provide all personnel and facilities necessary in order for it to perform the functions described in this Section 2 with respect to its Customers.

         3. Fees

         3.1 Fees from [_____________________]. In consideration for the services described in Section 2 hereof and the incurring of expenses in connection therewith, the
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Agent shall receive a fee from _____________________, computed daily and payable monthly, at an annual rate of .25% of 1% of the average daily net asset value of Shares of each Fund held of record by the Agent from time to time on behalf of Customers. For purposes of determining the fees payable to the Agent hereunder, the value of the Fund's net assets shall be computed in the manner specified in the Company s then-current prospectus and statement of additional information (the "Prospectus") for computation of the net asset value of _____________________ Shares.

         3.2 Fees from Customers. It is agreed that the Agent may impose certain conditions on Customers, in addition to or different from those imposed by the Company, such as requiring a minimum initial investment or imposing limitations on the amounts of transactions. It is also understood that the Agent may directly credit or charge fees to Customers in connection with an investment in the Funds. The Agent shall credit or bill Customers directly for such credits or fees. In the event the Agent charges Customers such fees, it shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by it from the Company pursuant to Section 3.1 of this Agreement. It is understood, however, that in no event shall the Agent have recourse or access as Agent or otherwise to the account of any shareholder of the Company except to the extent expressly authorized by law or by such shareholder, or to any assets of the Company, for payment of any direct fees referred to in this Section 3.2.

         4. Approval of Materials to be Circulated. Advance copies or proofs of all materials that are to be generally circulated or disseminated by the Agent to Customers or prospective Customers that identify or describe the Company shall be provided to the Company at least 10 days prior to such circulation or dissemination (unless the Company consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Company shall have given written notice to the Agent of any objection thereto.

         The Agent is not authorized to make any representations concerning _____________________ or the Company except those contained in the current Prospectus for the Funds, or in such supplemental literature or advertising as may be authorized by _____________________ in writing.

         Nothing in this Section 4 shall be construed to make _________________ or the Company liable for the use of any information about the Company which is disseminated by the Agent.

         5. Compliance with Laws. The Agent shall comply with all applicable federal and state laws and regulations in the performance of its duties under this Agreement, including securities laws.

         6. Limitations of Shareholder, Officer and Board Member Liability. The Agent hereby agrees that obligations assumed by _____________________ pursuant to
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this Agreement shall be limited in all cases to _____________________ and its assets and that the Agent shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Company. It is further agreed that the Agent shall not seek satisfaction of any such obligations from the Board Members, any individual Board Member or any officer of the Company.

         7. Notices. All notices or other communications hereunder to either party shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed: (a) if to

                  [name and address],
                  Attention: [                         ];

         and (b) if to the Agent,

                  [name and address],
                  Attention: [                         ].

         8. Further Assurance. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         9. Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Board Members or by vote of a majority of the outstanding voting securities of the Company, on not more than 60 days' written notice to any other party to this Agreement. This Agreement shall terminate automatically in the event of its assignment, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). As used in this Agreement, "Qualified Board Members" means the Board Members of the Company who are not "interested persons," as that term is defined in the 1940 Act, of the Company and have no direct or indirect financial interest in the operation of the Service Plans, or in any agreements related to the Service Plan.

         10. Changes; Amendments. This Agreement may be changed or amended only by written instrument signed by both parties.

         11. Reports. The Agent will provide _____________________ or its designees such information as _____________________ or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Company and its designees (including, without limitation, any auditors designated by the Company), in connection with the preparation of reports to the Company's Board Members concerning this Agreement and the monies paid or payable under this Agreement, as well as any other reports or filings that may be required by law.
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         12. Independent Contractor/Liabilities. For purposes of this Agreement, the Agent will be deemed to be an independent contractor, and will have no authority to act as agent for _____________________ or the Company in any matter or in any respect. By the Agent's written acceptance of this Agreement, the Agent agrees to and does release, indemnify and hold harmless _____________________ and the Company from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Agent or its officers, employees or agents regarding its responsibilities hereunder or the purchase, redemption, transfer or registration of Shares by or on behalf of Customers.

         13. Governing Law. This Agreement with respect to shares of a Fund of HT Insight Funds, Inc. shall be governed by the laws of the State of Maryland and with respect to shares of a Fund of Harris Insight Funds Trust shall be governed by the laws of the Commonwealth of Massachusetts.

         14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.


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